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                                                                    Exhibit 2.2


                                AMENDMENT NO. 2
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                            SFX ENTERTAINMENT, INC.,
                             SFX ACQUISITION CORP.
                                      AND
                            THE MARQUEE GROUP, INC.



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           AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER dated as of October
5, 1998, among SFX Entertainment, Inc., a Delaware corporation ("SFX"), SFX Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of SFX ("Acquisition Sub"), and The Marquee Group, Inc., a Delaware corporation ("Marquee").

           WHEREAS, SFX, Acquisition Sub and Marquee have entered into an Agreement and Plan of Merger, dated as of July 23, 1998 (the "Merger Agreement"), pursuant to which, among other things, the parties agreed to the merger of Acquisition Sub with and into Marquee, upon the terms and subject to the conditions set forth in the Merger Agreement;

           WHEREAS, SFX, Acquisition Sub and Marquee have entered into an Amendment No. 1 to the Merger Agreement, pursuant to which, among other things, the parties amended Section 6.01(a) of the Merger Agreement;

           WHEREAS, the parties to the Merger Agreement desire to further amend
Section 6.01(a) of the Merger Agreement, as set forth herein; and

           WHEREAS, capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement;

           NOW, THEREFORE, the parties to the Merger Agreement further agree as follows:

           1. The first sentence of Section 6.01(a) of the Merger Agreement is hereby amended to delete the words "75 days" and to insert the words "85 days" in lieu thereof.

           2. Except to the extent expressly set forth in this Amendment No. 2 to Agreement and Plan of Merger, no terms and conditions of the Merger Agreement are amended or modified hereby, and all such terms and conditions shall remain in full force and effect.


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           IN WITNESS WHEREOF, SFX, Acquisition Sub and Marquee have caused this Amendment No. 2 to the Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                             SFX ENTERTAINMENT, INC.


                             By: /s/ Richard A. Liese
                                ----------------------------------------------
                                 Richard A. Liese
                                 Senior Vice President and Assistant Secretary


                             SFX ACQUISITION CORP.


                             By: /s/ Richard A. Liese
                                ----------------------------------------------
                                 Richard A. Liese
                                 Vice President and Assistant Secretary


                             THE MARQUEE GROUP, INC.


                             By: /s/ Robert M. Gutkowski
                                ----------------------------------------------
                                 Robert M. Gutkowski
                                 President and Chief Executive Officer